Exhibit 99.1

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

FINANCIAL STATEMENTS

FOR THE QUARTERLY PERIOD ENDED

MARCH 31, 2015

EXPLANATORY NOTE

This combined quarterly report is for Aviv REIT, Inc., or AVIV, and Aviv Healthcare Properties Limited Partnership, or the Partnership. Unless the context requires otherwise or except as otherwise noted, as used herein the words “we,” the “Company,” “us” and “our” refer to AVIV and AVIV’s controlled subsidiaries and the Partnership and the Partnership’s controlled subsidiaries collectively, as the operations of the two aforementioned entities are materially comparable for the periods presented.

AVIV is a real estate investment trust, or REIT, and the sole general partner of the Partnership. The Partnership’s capital is comprised of units of beneficial interest, or OP units. As of March 31, 2015, AVIV owned 82.7% of the economic interest in the Partnership, with the remaining interest being owned by other investors. The other investors may redeem their OP units for cash or, at the election of AVIV, for shares of AVIV’s common stock, on a one-for-one basis. As the sole general partner of the Partnership, AVIV has exclusive control of the Partnership’s day-to-day management.

The Company believes combining the quarterly reports of AVIV and the Partnership into this single report provides the following benefits:

•	enhances investors’ understanding of AVIV and the Partnership by enabling investors to view the business as a whole in the same manner as management views and operates the business;

•	eliminates duplicative disclosure and provides a more streamlined and readable presentation because a substantial portion of the disclosure in this report applies to both AVIV and the Partnership; and

•	creates time and cost efficiencies through the preparation of one combined report instead of two separate reports.

Management operates AVIV and the Partnership as one business. The management of AVIV consists of the same employees as the management of the Partnership.

The Company believes it is important for investors to understand the few differences between AVIV and the Partnership in the context of how AVIV and the Partnership operate as a consolidated company. AVIV is a REIT, whose only material asset is its ownership of OP units of the Partnership. As a result, AVIV does not conduct business itself, other than acting as the sole general partner of the Partnership, issuing public equity from time to time and guaranteeing unsecured debt of the Partnership. AVIV has not issued any indebtedness, but has guaranteed all of the unsecured debt of the Partnership. The Partnership indirectly holds all the real estate assets of the Company. Except for net proceeds from public equity issuances by AVIV, which are contributed to the Partnership in exchange for OP units, the Partnership generates all remaining capital required by the Company’s business. The sources of the remaining capital include the operations of the Partnership’s direct and indirect subsidiaries, its direct or indirect incurrence of indebtedness, and the issuance of OP units.

As general partner with control of the Partnership, AVIV consolidates the Partnership for financial reporting purposes. The presentation of stockholders’ equity and partners’ capital are the main areas of difference between the consolidated financial statements of AVIV and those of the Partnership. The Partnership’s capital consists of OP units that are owned by AVIV and the other investors. AVIV’s stockholders’ equity consists of common stock, additional paid in capital and retained earnings (accumulated deficit). The OP units held by the other investors in the Partnership are presented as “noncontrolling interests-operating partnership” in AVIV’s consolidated financial statements. There was no difference between the assets and liabilities or net income of AVIV and the Partnership as of March 31, 2015.

In order to highlight the few differences between AVIV and the Partnership, there are sections in this report that discuss AVIV and the Partnership separately, including separate financial statements and controls and procedures sections. In the sections that combine disclosure for AVIV and the Partnership, this report refers to actions or holdings as being actions or holdings of the Company. Although the Partnership is generally the entity that enters into contracts, holds assets and issues debt, we believe that reference to the Company in this context is appropriate because the business is one enterprise and the Company operates the business through the Partnership.

On April 1, 2015, Omega Healthcare Investors, Inc. (Omega) (NYSE: OHI) and AVIV announced the completion of Omega’s acquisition of all of the outstanding shares of AVIV in a stock-for-stock merger. This quarterly report is being prepared solely to report the financial information as of and for the three months ended March 31, 2015.

2

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2015

TABLE OF CONTENTS

Page No.
PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

Consolidated Balance Sheets as of March 31, 2015 and December 31, 2014 of Aviv REIT, Inc. (unaudited)	4

Consolidated Statements of Operations for the Three Months Ended March 31, 2015 and 2014 of Aviv REIT, Inc. (unaudited)	5

Consolidated Statement of Changes in Equity for the Three Months Ended March 31, 2015 of Aviv REIT, Inc. (unaudited)	6

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2015 and 2014 of Aviv REIT, Inc. (unaudited)	7

Consolidated Balance Sheets as of March 31, 2015 and December 31, 2014 of Aviv Healthcare Properties Limited Partnership (unaudited)	9

Consolidated Statements of Operations for the Three Months Ended March 31, 2015 and 2014 of Aviv Healthcare Properties Limited Partnership (unaudited)	10

Consolidated Statement of Changes in Partners’ Capital for the Three Months Ended March 31, 2015 of Aviv Healthcare Properties Limited Partnership (unaudited)	11

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2015 and 2014 of Aviv Healthcare Properties Limited Partnership (unaudited)	12

Notes to Consolidated Financial Statements	14

3

PART I. FINANCIAL INFORMATION

Item 1.        FINANCIAL STATEMENTS

AVIV REIT, INC.

Consolidated Balance Sheets

(unaudited)

(in thousands except share data)

	March 31, 2015	December 31, 2014
Assets
Income producing property
Land	$195,800	$190,300
Buildings and improvements	1,904,912	1,845,992
Assets under direct financing leases	11,321	11,291
	2,112,033	2,047,583
Less accumulated depreciation	(203,262)	(188,286)
Construction in progress and land held for development	29,979	23,150
Net real estate	1,938,750	1,882,447
Cash and cash equivalents	84,858	10,036
Straight-line rent receivable, net	46,887	45,368
Tenant receivables, net	3,747	4,095
Deferred finance costs, net	17,927	19,024
Loan receivables, net	44,316	42,697
Other assets	16,119	16,763
Total assets	$2,152,604	$2,020,430
Liabilities and equity
Secured loans	$180,000	$193,418
Unsecured notes payable	652,173	652,292
Line of credit	525,000	355,000
Accrued interest payable	11,754	15,126
Accounts payable and accrued expenses	10,163	18,582
Tenant security and escrow deposits	25,245	26,259
Other liabilities	11,857	9,805
Total liabilities	1,416,192	1,270,482
Equity:
Stockholders’ equity
Common stock (par value $0.01; 48,538,742 and 48,425,224 shares issued and outstanding, as of March 31, 2015 and December 31, 2014, respectively)	485	484
Additional paid-in-capital	739,741	737,262
Accumulated deficit	(131,213)	(119,039)
Total stockholders’ equity	609,013	618,707
Noncontrolling interests—operating partnership	127,399	131,241
Total equity	736,412	749,948
Total liabilities and equity	$2,152,604	$2,020,430

See accompanying notes.

4

AVIV REIT, INC.

Consolidated Statements of Operations

(unaudited)

(in thousands except share and per share data)

	Three Months Ended March 31,
	2015	2014
Revenues
Rental income	$55,922	$40,423
Interest on loans and financing lease	1,156	1,086
Interest and other income	195	367
Total revenues	57,273	41,876
Expenses
Interest expense incurred	15,295	12,122
Amortization of deferred financing costs	1,114	981
Depreciation and amortization	15,035	9,509
General and administrative	5,690	5,394
Transaction costs	7,637	1,544
Loss on impairment	—	862
Reserve for uncollectible loans and other receivables	5,501	3
Loss on sale of assets, net	—	4
Loss on extinguishment of debt	567	—
Total expenses	50,839	30,419
Net income	6,434	11,457
Net income allocable to noncontrolling interests—operating partnership	(1,123)	(2,684)
Net income allocable to common stockholders	$5,311	$8,773
Earnings per common share:
Basic:
Net income allocable to common stockholders	$0.11	$0.23
Diluted:
Net income allocable to common stockholders	$0.10	$0.22
Weighted average common shares outstanding:
Basic	48,460,596	37,696,039
Diluted	61,895,823	50,934,633
Dividends declared per common share	$0.36	$0.36

See accompanying notes.

5

AVIV REIT, INC.

Consolidated Statement of Changes in Equity

(unaudited)

(in thousands except share data)

	Stockholders’ Equity					Noncontrolling
	Common Stock		Additional Paid-In-	Accumulated	Total Stockholders’	Interests- Operating	Total
	Shares	Amount	Capital	Deficit	Equity	Partnership	Equity
Balance at January 1, 2015	48,425,224	$484	$737,262	$(119,039)	$618,707	$131,241	$749,948
Non-cash stock-based compensation	—	—	1,228	—	1,228	—	1,228
Shares issued for settlement of management vested stock and exercised stock options, net	24,812	—	(143)	—	(143)	—	(143)
Distributions to partners	—	—	—	—	—	(3,666)	(3,666)
Capital contributions	—	—	—	—	—	96	96
Dividends to stockholders	—	—	—	(17,485)	(17,485)	—	(17,485)
Conversion of OP Units	88,706	1	1,132	—	1,133	(1,133)	—
Adjustment of noncontrolling interests-operating partnership ownership			262	—	262	(262)	—
Net income	—	—	—	5,311	5,311	1,123	6,434
Balance at March 31, 2015	48,538,742	$485	$739,741	$(131,213)	$609,013	$127,399	$736,412

See accompanying notes.

6

AVIV REIT, INC.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net income	$6,434	$11,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,035	9,509
Amortization of deferred financing costs	1,114	981
Accretion of debt premium	(126)	(130)
Straight-line rental income, net	(1,519)	(1,636)
Rental income from intangible amortization, net	(109)	(268)
Non-cash stock-based compensation	1,228	1,121
Loss on sale of assets, net	—	4
Non-cash loss on extinguishment of debt	13	—
Loss on impairment	—	862
Reserve for uncollectible loan and other receivables	5,501	3
Changes in assets and liabilities:
Tenant receivables	(1,343)	293
Other assets	469	975
Accounts payable and accrued expenses	(8,933)	(7,564)
Tenant security deposits and other liabilities	(1,069)	637
Net cash provided by operating activities	16,695	16,244
Investing activities
Purchase of real estate	(64,350)	(104,420)
Proceeds from sales, net	—	496
Capital improvements	(4,306)	(1,844)
Development projects	(5,263)	(5,696)
Loan receivables received from others	14,959	2,392
Loan receivables funded to others	(20,604)	(1,561)
Net cash used in investing activities	(79,564)	(110,633)

See accompanying notes.

7

AVIV REIT, INC.

Consolidated Statements of Cash Flows (continued)

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2015	2014
Financing activities
Borrowings of debt	$180,000	$78,000
Repayment of debt	(21,081)	(39)
Payment of financing costs	(30)	(169)
Capital contributions	96	15
Cost of raising capital	—	(164)
Shares issued for settlement of management vested stock and exercised stock options, net	(143)	3,020
Cash distributions to partners	(3,666)	(4,182)
Cash dividends to stockholders	(17,485)	(13,551)
Net cash provided by financing activities	137,691	62,930
Net increase (decrease) in cash and cash equivalents	74,822	(31,459)
Cash and cash equivalents:
Beginning of period	10,036	50,764
End of period	$84,858	$19,305
Supplemental cash flow information
Cash paid for interest	$18,832	$16,975
Supplemental disclosure of noncash activity
Accrued dividends payable to stockholders	$—	$13,656
Accrued distributions payable to partners	$—	$4,106
Write-off of straight-line rent receivable, net	$1,201	$—
Write-off of deferred financing costs, net	$13	$—

See accompanying notes.

8

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 31, 2015	December 31, 2014
Assets
Income producing property
Land	$195,800	$190,300
Buildings and improvements	1,904,912	1,845,992
Assets under direct financing leases	11,321	11,291
	2,112,033	2,047,583
Less accumulated depreciation	(203,262)	(188,286)
Construction in progress and land held for development	29,979	23,150
Net real estate	1,938,750	1,882,447
Cash and cash equivalents	84,673	10,036
Straight-line rent receivable, net	46,887	45,368
Tenant receivables, net	3,747	4,095
Deferred finance costs, net	17,927	19,024
Loan receivables, net	44,316	42,697
Other assets	16,119	16,763
Total assets	$2,152,419	$2,020,430
Liabilities and partners’ capital
Secured loans	$180,000	$193,418
Unsecured notes payable	652,173	652,292
Line of credit	525,000	355,000
Accrued interest payable	11,754	15,126
Accounts payable and accrued expenses	10,163	18,582
Tenant security and escrow deposits	25,245	26,259
Other liabilities	11,857	9,805
Total liabilities	1,416,192	1,270,482
Partners’ capital:
Partners’ capital	736,227	749,948
Total liabilities and partners’ capital	$2,152,419	$2,020,430

See accompanying notes.

9

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Statements of Operations

(unaudited)

(in thousands except unit and per unit data)

	Three Months Ended March 31,
	2015	2014
Revenues
Rental income	$55,922	$40,423
Interest on loans and financing lease	1,156	1,086
Interest and other income	195	367
Total revenues	57,273	41,876
Expenses
Interest expense incurred	15,295	12,122
Amortization of deferred financing costs	1,114	981
Depreciation and amortization	15,035	9,509
General and administrative	5,690	5,394
Transaction costs	7,637	1,544
Loss on impairment	—	862
Reserve for uncollectible loans and other receivables	5,501	3
Loss on sale of assets, net	—	4
Loss on extinguishment of debt	567	—
Total expenses	50,839	30,419
Net income	$6,434	$11,457
Earnings per unit:
Basic:
Net income allocable to units	$0.11	$0.23
Diluted:
Net income allocable to units	$0.10	$0.22
Weighted average units outstanding:
Basic	58,703,431	49,228,669
Diluted	61,895,823	50,934,633
Distributions declared per unit	$0.36	$0.36

See accompanying notes.

10

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Statement of Changes in Partners’ Capital

(unaudited)

(in thousands)

Partners’ Capital
Balance at January 1, 2015	$749,948
Non-cash stock (unit)-based compensation	1,228
Units issued for settlement of management vested units and exercised unit options, net	(328)
Distributions to partners	(21,151)
Capital contributions	96
Net income	6,434
Balance at March 31, 2015	$736,227

See accompanying notes.

11

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net income	$6,434	$11,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,035	9,509
Amortization of deferred financing costs	1,114	981
Accretion of debt premium	(126)	(130)
Straight-line rental income, net	(1,519)	(1,636)
Rental income from intangible amortization, net	(109)	(268)
Non-cash stock (unit)-based compensation	1,228	1,121
Loss on sale of assets, net	—	4
Non-cash loss on extinguishment of debt	13	—
Loss on impairment	—	862
Reserve for uncollectible loans and other receivables	5,501	3
Changes in assets and liabilities:
Tenant receivables	(1,343)	293
Other assets	469	975
Accounts payable and accrued expenses	(8,933)	(7,564)
Tenant security deposits and other liabilities	(1,069)	637
Net cash provided by operating activities	16,695	16,244
Investing activities
Purchase of real estate	(64,350)	(104,420)
Proceeds from sales, net	—	496
Capital improvements	(4,306)	(1,844)
Development projects	(5,263)	(5,696)
Loan receivables received from others	14,959	2,392
Loan receivables funded to others	(20,604)	(1,561)
Net cash used in investing activities	(79,564)	(110,633)

See accompanying notes.

12

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Consolidated Statements of Cash Flows (continued)

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2015	2014
Financing activities
Borrowings of debt	$180,000	$78,000
Repayment of debt	(21,081)	(39)
Payment of financing costs	(30)	(169)
Capital contributions	96	15
Cost of raising capital	—	(164)
Units issued for settlement of management vested units and exercised unit options, net	(328)	3,020
Cash distributions to partners	(21,151)	(17,733)
Net cash provided by financing activities	137,506	62,930
Net increase (decrease) in cash and cash equivalents	74,637	(31,459)
Cash and cash equivalents:
Beginning of period	10,036	50,764
End of period	$84,673	$19,305
Supplemental cash flow information
Cash paid for interest	$18,832	$16,975
Supplemental disclosure of noncash activity
Accrued distributions payable to partners	$—	$17,762
Write-off of straight-line rent receivable, net	$1,201	$—
Write-off of deferred financing costs, net	$13	$—

See accompanying notes.

13

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

March 31, 2015

(unaudited)

1. Description of Operations and Formation

Aviv REIT, Inc., a Maryland corporation (AVIV or the REIT), is the sole general partner of Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership, and its subsidiaries (the Partnership). The Partnership is a majority owned subsidiary that indirectly owns all of the real estate properties. In these footnotes, the Company refers generically to AVIV, the Partnership, and their subsidiaries. The Partnership was formed in 2010 and directly or indirectly owned or leased 357 properties, principally skilled nursing facilities (SNFs), across the United States at March 31, 2015. The Company is a fully integrated self-administered real estate investment trust that owns, acquires, develops and generates the majority of its revenues by entering into long-term triple-net leases with qualified local, regional, and national operators. In addition to the base rent, leases provide for operators to pay the Company an ongoing escrow for real estate taxes. Furthermore, all operating and maintenance costs of the buildings are the responsibility of the operators. Substantially all depreciation expense reflected in the consolidated statements of operations relates to the ownership of real estate properties.

The Partnership is the general partner of Aviv Healthcare Properties Operating Partnership I, L.P. (the Operating Partnership), a Delaware limited partnership, and the sole stockholder of Aviv Healthcare Capital Corporation, a Delaware corporation. The Operating Partnership has five wholly owned subsidiaries: Aviv Financing I, L.L.C. (Aviv Financing I), a Delaware limited liability company; Aviv Financing II, L.L.C. (Aviv Financing II), a Delaware limited liability company; Aviv Financing III, L.L.C. (Aviv Financing III), a Delaware limited liability company; Aviv Financing IV, L.L.C. (Aviv Financing IV), a Delaware limited liability company; Aviv Financing V, L.L.C. (Aviv Financing V), a Delaware limited liability company; and Aviv Financing VI, L.L.C. (Aviv Financing VI), a Delaware limited liability company.

All of the business, assets and operations of the Company are held by the Partnership and its subsidiaries. The REIT’s equity interest in the Partnership is linked to future investments in the REIT, such that future equity issuances by the REIT (pursuant to the Partnership’s partnership agreement) will result in a corresponding increase in the REIT’s equity interest in the Partnership. The REIT is authorized to issue 300 million shares of common stock (par value $0.01) and 25 million shares of preferred stock (par value $0.01).

On April 9, 2014, the Company issued 9.2 million shares of common stock and received net proceeds of $221.7 million in a secondary underwritten public offering. At March 31, 2015, there were approximately 48.6 million shares of common stock outstanding and 10.2 million OP units outstanding which are redeemable for cash or, at the REIT’s election, for shares of common stock of the REIT. The operating results of the Partnership are allocated based upon the REIT’s and the limited partners’ respective economic interests therein. The REIT’s ownership of the Partnership was 82.7% and 79.8% as of March 31, 2015 and December 31, 2014, respectively. The REIT’s weighted average economic ownership of the Partnership for the three months ended March 31, 2015 and 2014 were 82.6% and 76.6% respectively.

On April 1, 2015, Omega Healthcare Investors, Inc. (Omega) (NYSE: OHI) and AVIV announced the completion of Omega’s acquisition of all of the outstanding shares of AVIV in a stock-for-stock merger. These condensed consolidated financial statements do not include any adjustments to effectuate the Omega transaction and are not presented on the liquidation basis of accounting.

2. Summary of Significant Accounting Policies

Basis of Presentation

This report combines the quarterly reports for the quarter ended March 31, 2015 of AVIV and the Partnership. AVIV is a real estate investment trust (REIT) and the general partner of the Partnership. The Partnership’s capital is comprised of OP units. As the sole general partner of the Partnership, AVIV has exclusive control of the Partnership’s day-to-day management.

The Company believes combining the quarterly reports of AVIV and the Partnership into this single report provides the following benefits:

•	enhances investors’ understanding of AVIV and the Partnership by enabling investors to view the business as a whole in the same manner as management views and operates the business;

•	eliminates duplicative disclosure and provides a more streamlined and readable presentation since a substantial portion of the disclosure in this report applies to both AVIV and the Partnership; and

•	creates time and cost efficiencies through the preparation of one combined report instead of two separate reports.

14

Management operates AVIV and the Partnership as one business. The management of AVIV consists of the same employees as the management of the Partnership.

The Company believes it is important for investors to understand the few differences between AVIV and the Partnership in the context of how AVIV and the Partnership operate as a consolidated company. AVIV is a REIT, whose only material asset is its ownership of OP units of the Partnership. As a result, AVIV does not conduct business itself, other than acting as the sole general partner of the Partnership, issuing public equity from time to time and guaranteeing unsecured debt of the Partnership. AVIV has not issued any indebtedness, but has guaranteed all of the unsecured debt of the Partnership. The Partnership indirectly holds all the real estate assets of the Company. Except for net proceeds from public equity issuances by AVIV, which are contributed to the Partnership in exchange for OP units, the Partnership generates all remaining capital required by the Company’s business. The sources of the remaining capital include the operations of the Partnership’s direct and indirect subsidiaries, its direct or indirect incurrence of indebtedness, and the issuance of OP units.

As general partner with control of the Partnership, AVIV consolidates the Partnership for financial reporting purposes. The presentation of stockholders’ equity and partners’ capital are the main areas of difference between the consolidated financial statements of AVIV and those of the Partnership. AVIV’s stockholders’ equity is comprised of common stock, additional paid in capital and retained earnings (accumulated deficit). The Partnership’s capital is comprised of OP units that are owned by AVIV and other investors. The OP units held by the other investors in the Partnership are presented as part of partners’ capital in the Partnership’s consolidated financial statements and as “noncontrolling interests-operating partnership” in AVIV’s consolidated financial statements. There is no material difference between the assets and liabilities or net income of AVIV and the Partnership as of March 31, 2015.

The accompanying unaudited consolidated financial statements have been prepared by management in accordance with U.S. generally accepted accounting principles, (US GAAP), for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

The Company manages its business as a single business segment as defined in Accounting Standards Codification (ASC) 280, Segment Reporting. The Company has one reportable segment consisting of investments in healthcare properties, consisting primarily of SNFs, assisted living facilities, (ALFs), and other healthcare properties located in the United States. All of the Company’s properties generate similar types of revenues and expenses related to tenant rent and reimbursements and operating expenses.

Quarterly Reporting

The accompanying unaudited financial statements and notes of the Company as of March 31, 2015 and for the three months ended March 31, 2015 and 2014 have been prepared in accordance with U.S. GAAP for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared under U.S. GAAP have been condensed or omitted pursuant to U.S. GAAP quarterly reporting rules. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s balance sheets, statements of operations, statement of changes in equity, and statements of cash flows have been included and are of a normal and recurring nature. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes for the Company for the years ended December 31, 2014, 2013, and 2012. The consolidated statements of operations and cash flows for the periods ended March 31, 2015 and 2014 are not necessarily indicative of full year results.

The balance sheets at December 31, 2014 has been derived from the audited financial statements at that date, but do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. For further information, including definitions of capitalized terms not defined herein, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission.

Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

15

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of three months or less. The Company maintains cash and cash equivalents in United States banking institutions that exceed amounts insured by the Federal Deposit Insurance Corporation. The Company believes the risk of loss from exceeding this insured level is minimal.

Real Estate Investments

The Company periodically assesses the carrying value of real estate investments and related intangible assets in accordance with ASC 360, Property, Plant, and Equipment (ASC 360), to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. In the event impairment in value occurs and a portion of the carrying amount of the real estate investments will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the real estate investments and related intangibles to their estimated fair value. The estimated fair value of the Company’s rental properties is determined by using customary industry standard methods that include discounted cash flow and/or direct capitalization analysis (Level 3) or estimated cash proceeds received upon the anticipated disposition of the asset from market comparables (Level 2). As part of the impairment evaluation, the buildings in the following locations were impaired to reflect the estimated fair values (Level 2).

	For the Three Months Ended March 31,
	2015	2014
	(in thousands)
Willmar, MN	$—	$862
	$—	$862

Purchase Accounting

The Company allocates the purchase price of facilities between net tangible and identified intangible assets acquired and liabilities assumed as a result of the Company purchasing the business and subsequently leasing the business to unrelated third party operators. The Company makes estimates of the fair value of the tangible and intangible assets and acquired liabilities using information obtained from multiple sources as a result of pre-acquisition due diligence, marketing, leasing activities of the Company’s operator base, industry surveys of critical valuation metrics such as capitalization rates, discount rates and leasing rates and appraisals obtained as a requirement of the Term Loan (Level 3). The Company allocates the purchase price of facilities to net tangible and identified intangible assets and liabilities acquired based on their fair values in accordance with the provisions of ASC 805, Business Combinations (ASC 805). The determination of fair value involves the use of significant judgment and estimation.

The Company determines fair values as follows:

•	Real estate investments are valued using discounted cash flow projections that assume certain future revenue and costs and consider capitalization and discount rates using current market conditions.

•	The Company allocates the purchase price of facilities to net tangible and identified intangible assets acquired and liabilities assumed based on their fair values.

•	Other assets acquired and other liabilities assumed are valued at stated amounts, which approximate fair value.

•	Assumed debt balances are valued at fair value, with the computed discount/premium amortized over the remaining term of the obligation.

The Company determines the value of land based on third party appraisals. The fair value of in-place leases, if any, reflects: (i) above and below-market leases, if any, determined by discounting the difference between the estimated current market rent and the in-place rentals, the resulting intangible asset or liability of which is amortized to rental revenue over the remaining life of the associated lease plus any fixed rate renewal periods if applicable; (ii) the estimated value of the cost to obtain operators, including operator allowances, operator improvements, and leasing commissions, which is amortized over the remaining life of the associated lease; and (iii) an estimated value of the absorption period to reflect the value of the rents and recovery costs foregone during a reasonable lease-up period as if the acquired space was vacant, which is amortized over the remaining life of the associated lease. The Company also estimates the value of operator or other customer relationships acquired by considering the nature and extent of existing business relationships with the operator, growth prospects for developing new business with such operator, such operator’s credit quality, expectations of lease renewals with such operator, and the potential for significant, additional future leasing arrangements with such operator. The Company amortizes such value, if any, over the expected term of the associated arrangements or leases, which would include the remaining lives of the related leases. The amortization is included in the consolidated statements of operations in

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rental income for above or below market leases or depreciation and amortization expense for in-place lease assets. Generally, the Company’s purchase price allocation of the purchased business and subsequent leasing of the business to unrelated third party operators does not include an allocation to any intangible assets or intangible liabilities, as they are either immaterial or do not exist.

Revenue Recognition

Rental income is recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Differences between rental income earned and amounts due under the lease are charged or credited, as applicable, to straight-line rent receivable, net. Income recognized from this policy is titled straight-line rental income. Additional rents from expense reimbursements for insurance, real estate taxes, and certain other expenses are recognized in the period in which the related expenses are incurred and the net impact is reflected in rental income on the consolidated statements of operations.

Below is a summary of the components of rental income for the three months ended March 31, 2015 and 2014 (in thousands):

	Three Months Ended March 31,
	2015	2014
Cash rental income	$54,294	$38,519
Straight-line rental income, net	1,519	1,636
Rental income from intangible amortization, net	109	268
Total rental income	$55,922	$40,423

During the three months ended March 31, 2015 and 2014 straight-line rental income includes a write-off (expense) of straight-line rent receivable, net of approximately $1.2 million and $0, respectively, due to the early termination of leases and replacement of operators.

The Company’s reserve for uncollectible operator receivables is included as a component of reserve for uncollectible loan and other receivables in the consolidated statements of operations. The amount incurred during the three months ended March 31, 2015 and 2014 was $1.3 million and $0, respectively.

Lease Accounting

The Company, as lessor, makes a determination with respect to each of its leases whether they should be accounted for as operating leases or direct financing leases. The classification criteria is based on estimates regarding the fair value of the leased facilities, minimum lease payments, effective cost of funds, the economic life of the facilities, the existence of a bargain purchase option, and certain other terms in the lease agreements. Payments received under operating leases are accounted for in the statements of operations as rental income for actual rent collected plus or minus a straight-line adjustment for estimated minimum lease escalators. Assets subject to operating leases are reported as real estate investments in the consolidated balance sheets. For facilities leased as direct financing arrangements, an asset equal to the Company’s net initial investment is established on the balance sheet titled assets under direct financing leases. Payments received under the financing lease are bifurcated between interest income and principal amortization to achieve a consistent yield over the stated lease term using the interest method. Principal amortization (accretion) is reflected as an adjustment to the asset subject to a financing lease.

All of the Company’s leases contain fixed or formula-based rent escalators. To the extent that the escalator increases are tied to a fixed index or rate, lease payments are accounted for on a straight-line basis over the life of the lease.

Deferred Finance Costs

Deferred finance costs are being amortized using the straight-line method, which approximates the interest method, over the term of the respective underlying debt agreement.

Loan Receivables

Loan receivables consist of mortgage loans, capital improvement loans and working capital loans to operators. Mortgage loans represent the financing provided by the Company to operators or owners that are secured by mortgages on real property. Capital improvement loans represent the financing provided by the Company to the operator to acquire furniture, fixtures, and equipment while the operator is operating the facility. Working capital loans to operators represent financing provided by the Company to operators for working capital needs that are secured with non-mortgage collateral or that are unsecured. Loan receivables are carried at their principal amount outstanding. Management periodically evaluates outstanding loans and notes receivable for collectability on a loan-by-loan basis. When management identifies potential loan impairment indicators, such as nonpayment under the loan documents,

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impairment of the underlying collateral, financial difficulty of the operator, or other circumstances that may impair full execution of the loan documents, and management believes it is probable that all amounts will not be collected under the contractual terms of the loan, the loan is written down to the present value of the expected future cash flows. Loan impairment is monitored via a quantitative and qualitative analysis including credit quality indicators and it is reasonably possible that a change in estimate could occur in the near term. As of March 31, 2015 and December 31, 2014, respectively, loan receivable reserves amounted to approximately $7.6 million and $3.4 million, respectively. No other circumstances exist that would suggest that additional reserves are necessary at the balance sheet dates other than as disclosed in Footnote 5.

Stock-Based Compensation

The Company follows ASC 718, Stock Compensation (ASC 718) in accounting for its share-based payments. This guidance requires measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock awards. This cost is recognized as compensation expense ratably over the employee’s requisite service period. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized when incurred. Additionally, the Company must make estimates regarding employee forfeitures in determining compensation expense. Subsequent changes in actual experience are monitored and estimates are updated as information is available. The non-cash stock-based compensation expense incurred by the Company through March 31, 2015 is summarized in Footnote 13.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures (ASC 820), establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels are defined as follows:

•	Level 1—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets;
•	Level 2—Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and
•	Level 3—Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Cash and cash equivalents are reflected in the accompanying consolidated balance sheets at amounts considered by management to reasonably approximate fair value. Management estimates the fair value of its long-term debt using a discounted cash flow analysis based upon the Company’s current borrowing rate for debt with similar maturities and collateral securing the indebtedness. The Company had outstanding secured loans, unsecured notes payable, and a line of credit with a carrying value of approximately $1.4 billion and $1.2 billion as of March 31, 2015 and December 31, 2014, respectively. The fair values of debt as of March 31, 2015 and December 31, 2014 were $1.4 billion and $1.2 billion, respectively, based upon interest rates available to the Company on similar borrowings (Level 3). Management estimates the fair value of its loan receivables using a discounted cash flow analysis based upon the Company’s current interest rates for loan receivables with similar maturities and collateral securing the indebtedness. The Company had outstanding loan receivables with a carrying value of approximately $44.3 million and $42.7 million as of March 31, 2015 and December 31, 2014, respectively. The fair values of loan receivables as of March 31, 2015 and December 31, 2014 approximate their carrying value based upon interest rates available to the Company on similar borrowings.

Income Taxes

For federal income tax purposes, the Company elected, with the filing of its initial Form 1120 REIT, U.S. Income Tax Return for U.S. Real Estate Investment Trusts, to be taxed as a REIT effective as of September 2010. To qualify as a REIT, the Company must meet certain organizational, income, asset and distribution tests. The Company currently is in compliance with these requirements and intends to maintain REIT status. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not elect REIT status for four subsequent years. However, the Company may still be subject to federal excise tax. In addition, the Company may be subject to certain state and local income and franchise taxes. Historically, the Company and its predecessor have generally only incurred certain state and local income and franchise taxes, but these amounts were immaterial in each of the periods presented. Prior to September 2010, the Partnership was a limited partnership and the consolidated operating results were included in the income tax returns of the individual partners. No uncertain income tax positions exist as of March 31, 2015 and December 31, 2014, respectively.

Noncontrolling Interests—Operating Partnership / Partnership Units

Noncontrolling interests—operating partnership, as presented on AVIV’s consolidated balance sheets, represent OP units held by individuals and entities other than AVIV.

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Noncontrolling interests—operating partnership, which can be settled by issuance of unregistered shares are reported in the equity section of the consolidated balance sheets of AVIV. They are adjusted for income, losses and distributions allocated to OP units not held by AVIV. Adjustments to noncontrolling interests – operating partnership are recorded to reflect increases or decreases in the ownership of the Partnership by holders of OP units as a result of the redemptions of OP units for cash or, at the election of AVIV, in exchange for shares of AVIV’s common stock.

Prior to the IPO, the capital structure of the Company’s operating partnership consisted of six classes of partnership units, each of which had different capital accounts and each of which was entitled to different distributions. In connection with the IPO, each class of units of the Partnership was converted into an aggregate of 11,938,420 OP units held by investors other than AVIV in the Partnership. As of March 31, 2015, there were 10,183,668 OP units outstanding.

Earnings Per Share of the REIT

Basic earnings per share is calculated by dividing the net income allocable to common shares for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net income allocable to common shares for the period by the weighted average number of common and dilutive securities outstanding during the period.

Earnings Per Unit of the Partnership

Basic earnings per unit is calculated by dividing the net income allocable to units for the period by the weighted average number of OP units outstanding during the period. Diluted earnings per unit is calculated by dividing the net income allocable to OP units for the period by the weighted average number of units and dilutive securities outstanding during the period.

Risks and Uncertainties

The Company is subject to certain risks and uncertainties affecting the healthcare industry as a result of healthcare legislation and continuing regulation by federal, state, and local governments. Additionally, the Company is subject to risks and uncertainties as a result of changes affecting operators of nursing home facilities due to the actions of governmental agencies and insurers to limit the growth in cost of healthcare services.

3. Omega Merger

On October 31, 2014, AVIV announced that our Board of Directors had unanimously approved a definitive merger agreement with Omega Healthcare Investors, Inc. (NYSE: OHI) (Omega) pursuant to which Omega will acquire all of the outstanding shares of AVIV in a stock-for-stock merger. Under the terms of the agreement, AVIV shareholders were to receive a fixed exchange ratio of 0.90 Omega shares for each share of AVIV common stock they own.

On April 1, 2015, Omega Healthcare Investors, Inc. (Omega) (NYSE: OHI) and AVIV announced the completion of Omega’s acquisition of all of the outstanding shares of AVIV in a stock-for-stock merger. This quarterly report is being prepared solely to report the financial information as of and for the three months ended March 31, 2015.

4. Real Estate Assets

The Company had the following acquisitions during the three months ended March 31, 2015 as described below:

2015 Acquisitions

Month Acquired	Property Type	Location	Purchase Price (in thousands)
February	SNF	WA	$4,300
March	SNF	TX	1,250
March	SNF	IL/MO	30,300
March	SNF	SC	28,500
			64,350
March	Land Held for Development	SC	1,000
			$65,350

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The following table illustrates the effect on total revenues and net income as if we had consummated the acquisitions as of January 1, 2014 (in thousands, unaudited):

	For the Three Months Ended March 31,
	2015	2014
Total revenues	$58,277	$43,407
Net income	9,303	12,508

For the three months ended March 31, 2015, revenues attributable to the acquired assets were approximately $0.5 million and net loss attributable to the acquired assets was approximately $1.8 million recognized in the consolidated statements of operations.

Transaction-related costs are not expected to have a continuing significant impact on our financial results and therefore have been excluded from these pro forma results. Related to the above business combinations, the Company incurred $2.2 million of transaction costs for the three months ended March 31, 2015.

In accordance with ASC 805, the Company allocated the approximate net purchase price paid for these properties acquired in 2015 as follows (in thousands):

Land	$5,500
Buildings and improvements	52,890
Furniture, fixtures and equipment	5,960
Land held for development	1,000
Borrowings and available cash	$65,350

For the business combinations in 2015 and 2014, the Company’s purchase price allocation of the purchased business and subsequent leasing of the business to unrelated third party operators does not include an allocation to any intangible assets or intangible liabilities, as these amounts are either immaterial or do not exist.

The Company considers renewals on above- or below-market leases when ascribing value to the in-place lease intangible liabilities at the date of a property acquisition. In those instances where the renewal lease rate pursuant to the terms of the lease does not adjust to a current market rent, the Company evaluates whether the stated renewal rate is above or below current market rates and considers the past and current operations of the property, the current rent coverage ratio of the operator, and the number of years until potential renewal option exercise. If renewal is considered probable based on these factors, an additional lease intangible liability is recorded at acquisition and amortized over the renewal period.

Dispositions

For the three months ended March 31, 2015, the Company had no dispositions.

The following summarizes the Company’s construction in progress and land held for development during the three months ended March 31, 2015 (in thousands):

March 31, 2015
Beginning Balance, January 1	$23,150
Additions	7,046
Withdrawn Projects	(217)
$29,979

During 2015 and 2014, the Company capitalized expenditures for improvements related to various construction and reinvestment projects. In 2015, the Company placed no investment projects into service. In 2014, the Company placed into service eight completed investment projects at eight properties located in California, Connecticut, Pennsylvania, Texas, and Indiana. In accordance with ASC 835, Capitalization of Interest (ASC 835), the Company capitalizes interest based on the average cash balance of construction in progress for the period using the weighted-average interest rate on all outstanding debt, which approximated 4.8% for the three months ended March 31, 2015.

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5. Loan Receivables

The following summarizes the Company’s loan receivables during the three months ended March 31, 2015 (in thousands):

	March 31, 2015
	Mortgage Loans	Capital Improvement Loans	Working Capital Loans	Total Loans
Beginning balance	$24,378	$3,298	$15,021	$42,697
New loans issued	5,500	-	1,200	6,700
Existing loans funded	1,216	-	13,080	14,296
Reserve for uncollectible loans	-	-	(4,201)	(4,201)
Loan amortization and repayments	(1,499)	(398)	(13,279)	(15,176)
	$29,595	$2,900	$11,821	$44,316

Interest income on loans and financing leases for the three months ended March 31, 2015 and 2014 (in thousands):

	Three Months Ended March 31,
	2015	2014
Mortgage loans	$401	$484
Capital improvement loans	75	105
Working capital loans	310	130
Direct financing lease	370	367
	$1,156	$1,086

The Company’s reserve on a loan-by-loan basis for uncollectible loan receivables balances at March 31, 2015 and December 31, 2014 was approximately $7.6 million and $3.4 million, respectively, and any movement in the reserve is reflected in reserve for uncollectible loan and other receivables in the consolidated statements of operations. The gross balance of loan receivables for which a reserve on a loan-by-loan basis for uncollectible loan receivables has been applied was approximately $7.6 million and $3.4 million, at March 31, 2015 and December 31, 2014, respectively.

During 2015 and 2014, the Company funded loans for both working capital and capital improvement purposes to various operators. All loans held by the Company accrue interest and are recorded as interest income unless the loan is deemed impaired in accordance with Company policy. The payments received from the operator cover both interest accrued as well as amortization of the principal balance due. Any payments received from the operator made outside of the normal loan amortization schedule are considered principal prepayments and reduce the outstanding loan receivables balance.

6. Deferred Finance Costs

The following summarizes the Company’s deferred finance costs at March 31, 2015 and December 31, 2014 (in thousands):

	March 31, 2015	December 31, 2014
Gross amount	$27,918	$27,902
Accumulated amortization	(9,991)	(8,878)
Net	$17,927	$19,024

7. Intangible Assets and Liabilities

The following summarizes the Company’s intangible assets and liabilities classified as part of other assets or other liabilities at March 31, 2015 and December 31, 2014, respectively (in thousands):

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	Assets
	March 31, 2015			December 31, 2014
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Above market leases	$5,634	$(3,040)	$2,594	$5,634	$(2,926)	$2,708
In-place lease assets	1,037	(263)	774	1,037	(208)	829
Operator relationship	212	(55)	157	212	(51)	161
	$6,883	$(3,358)	$3,525	$6,883	$(3,185)	$3,698

	Liabilities
	March 31, 2015			December 31, 2014
	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net
Below market leases	$12,933	$(6,657)	$6,276	$12,933	$(6,435)	$6,498

Amortization expense for in-place lease assets and operator relationship was $0.06 million and $0.02 million for the three months ended March 31, 2015 and 2014, respectively, and is included as a component of depreciation and amortization in the consolidated statements of operations. Amortization expense for the above market leases intangible asset for the three months ended March 31, 2015 and 2014 was approximately $0.1 million and $0.1 million, respectively, and is included as a component of rental income in the consolidated statements of operations. Accretion for the below market leases intangible liability for the three months ended March 31, 2015 and 2014 was approximately $0.2 million and $0.4 million, respectively, and is included as a component of rental income in the consolidated statements of operations.

8. Leases

As of March 31, 2015, the Company’s portfolio of investments consisted of 357 healthcare facilities, located in 31 states and operated by 37 third party operators. At March 31, 2015, approximately 53.9% (measured as a percentage of total assets) were leased by five private operators: Laurel Healthcare (15.0%), Maplewood (11.2%), Fundamental (9.5%), Saber Healthcare (9.2%), and EmpRes (9.0%). No other operator represents more than 7.5% of the Company’s total assets. The five states in which the Company had its highest concentration of total assets were Ohio (15.3%), Texas (14.7%), California (8.5%), Michigan (6.0%), and Washington (5.7%), at March 31, 2015.

For the three months ended March 31, 2015, the Company’s rental income from operations totaled approximately $55.9 million, of which approximately $7.5 million was from Laurel Healthcare (13.5%), $5.7 million from Daybreak Healthcare (10.1%), and $5.5 million from Saber Healthcare (9.9%). No other operator generated more than 9.0% of the Company’s rental income from operations for the three months ended March 31, 2015.

9. Debt

The Company’s secured loans, unsecured notes payable and line of credit consisted of the following (in thousands):

	March 31, 2015	December 31, 2014
HUD loan (interest rate of 5.00% on December 31, 2014), inclusive of a $2.3 million premium balance at December 31, 2014	$—	$13,418
2019 Notes (interest rate of 7.75% on March 31, 2015 and December 31, 2014), inclusive of $2.1 million and $2.3 million net premium balance, respectively	402,173	402,292
2021 Notes (interest rate of 6.00% on March 31, 2015 and December 31, 2014)	250,000	250,000
Credit Facility (interest rates of 2.16% and 1.96% on March 31, 2015 and December 31, 2014, respectively)	525,000	355,000
Term Loan (Interest rate of 4.00% on March 31, 2015 and December 31, 2014, respectively)	180,000	180,000
Total	$1,357,173	$1,200,710

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2019 Notes

On February 4, 2011, April 5, 2011 and March 28, 2012, Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation (the Issuers) issued $200 million, $100 million and $100 million of 7 3/4% Senior Notes due in 2019 (the 2019 Notes), respectively. The REIT is a guarantor of the Issuers’ 2019 Notes. The 2019 Notes are unsecured senior obligations of the Issuers and will mature on February 15, 2019 and bear interest at a rate of 7.75% per annum, payable semiannually to holders of record at the close of business on the February 1 or the August 1 immediately preceding the interest payment date on February 15 and August 15 of each year, commencing August 15, 2011. Premiums of approximately $2.75 million and $1.0 million were associated with the offerings of the $100 million of 2019 Notes on April 5, 2011 and the $100 million of 2019 Notes on March 28, 2012, respectively. The premiums will be amortized as an adjustment to the yield on the 2019 Notes over their term. The Company used the proceeds to, amongst other things, pay down the outstanding balance of previous credit facilities during 2012.

2021 Notes

On October 16, 2013, the Issuers issued $250 million of 6% Senior Notes due in 2021 (2021 Notes). The REIT is a guarantor of the Issuers’ 2021 Notes. The 2021 Notes are unsecured senior obligations of the Issuers and will mature on October 16, 2021 and bear interest at a rate of 6.00% per annum, payable semiannually to holders of record at the close of business on the April 1 or the October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing April 15, 2014. The Company used the net proceeds to, amongst other things, pay down approximately $135.0 million of the outstanding indebtedness under the Revolving Credit Facility (as defined below) during 2013.

Credit Facility

On May 14, 2014, the Company, through the Partnership, entered into a new $600 million unsecured revolving credit facility (the Credit Facility). The Credit Facility has an interest rate that ranges from 170 to 225 basis points over LIBOR depending on the Company’s consolidated leverage and a maturity date of May 14, 2018. The Credit Facility can be extended for an additional year at the Company’s option, subject to the satisfaction of certain conditions, and contains an accordion feature increasing the borrowing capacity to $800 million. As of March 31, 2015, the Credit Facility had a balance of $525.0 million.

Term Loan

On December 17, 2014, the Company, through Aviv Financing VI, entered into a $180 million secured term loan (Term Loan) with General Electric Capital Corporation. On each payment date, the Company pays interest only in arrears on any outstanding principal balance until February 1, 2017 when principal and interest will be paid in arrears based on a thirty year amortization schedule. The interest rate is based on LIBOR, with a floor of 50 basis points, plus a margin of 350 basis points. The interest rate at March 31, 2015 was 4.00%. The initial term expires in December 2019 with the full balance of the loan due at that time.

Other Loans

On June 15, 2012, a subsidiary of Aviv Financing III assumed a HUD loan with a balance of approximately $11.5 million. Interest is at a fixed rate of 5.00%. The loan originated in November 2009 with a maturity date of October 1, 2044, and is based on a 35-year amortization schedule. The Company is obligated to pay the remaining principal and interest payments of the loan. A premium of $2.5 million was associated with the assumption of debt and will be amortized as an adjustment to interest expense on the HUD loan over its term. This loan was repaid in full during the three months ended March 31, 2015 and a loss on extinguishment of debt of $0.6 million was recorded at such time.

10. Commitments and Contingencies

The Company has contractual arrangements with two operators in 19 of its facilities to reimburse any liabilities, obligations or claims of any kind or nature resulting from the actions of the former operators in such facilities. The Company is obligated to reimburse the fees to the operator if and when the operator incurs such expenses associated with certain Indemnified Events, as defined therein. The total possible obligation for these fees is estimated to be $3.5 million, of which approximately $3.2 million has been paid to date. The remaining $0.3 million is accrued as of March 31, 2015 as a component of other liabilities in the consolidated balance sheets.

The Company has purchase options with one of its tenants that are not exercisable by the tenant until January 1, 2017 for five properties, January 1, 2019 for four properties, and January 1, 2022 for five properties. If the 2017 option is not exercised, the tenant loses the right to exercise the 2019 option and the 2022 option. If the 2017 option is exercised, but the 2019 option is not exercised, the tenant loses the right to exercise the 2022 option. The purchase options call for the purchase price, as defined, to be determined at a future date. In addition, the Company has purchase options with four tenants on five properties that are exercisable by the applicable

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tenant at various times during the terms of the respective leases. Two of these options are exercisable at a predetermined purchase price and the remaining three call for a purchase price to be determined at a future date.

The Company is involved in various unresolved legal actions and proceedings, which arise in the normal course of our business. Although the outcome of a particular proceeding can never be predicted, we do not believe that the result of any of these other matters will have a material adverse effect on our business, operating results, liquidity or financial position.

11. Noncontrolling Interests – Operating Partnership / Partnership Units

Noncontrolling interests – operating partnership, as presented on AVIV’s consolidated balance sheets, represent the OP units held by individuals and entities other than AVIV. Accordingly, the following discussion related to noncontrolling interests – operating partnership of the REIT refers equally to OP units of the Partnership.

Holders of OP units are entitled to receive distributions in a per unit amount equal to the per share dividends made with respect to each share of AVIV’s common stock, if and when AVIV’s Board of Directors declares such a dividend. Holders of OP units have the right to tender their units for redemption, in an amount equal to the fair market value of AVIV’s common stock. AVIV may elect to redeem tendered OP units for cash or for shares of AVIV’s common stock. During the three months ended March 31, 2015, OP unit holders redeemed a total of 88,706 OP units in exchange for an equal number of shares of common stock of AVIV.

12. Stockholders’ Equity of the REIT and Partners’ Capital of the Partnership

Distributions accrued in accordance with declaration to the Partnership’s partners are summarized as follows for the three months ended March 31, (in thousands):

	Limited Partner OP Units	REIT Shares
2015	$3,666	$17,485
2014	$4,144	$13,656

As noted above, the OP units held by other investors in the Partnership are redeemable for cash or, at the REIT’s election, unregistered shares of the REIT’s common stock on a one-for-one basis. The weighted-average units outstanding for each class of units are summarized as follows for the three months ended March 31:

	Limited Partner OP Units	REIT Shares
2015	10,242,835	48,460,596
2014	11,532,630	37,696,039

During the periods ended March 31, 2015 and 2014:

•	AVIV issued an aggregate of 0 and 16,361 shares of common stock in connection with the Company’s annual grant of unrestricted stock to management, respectively;

•	AVIV reserved for issuance an aggregate of 0 and 144,905 shares of common stock in connection with the Company’s annual grant of restricted stock to employees, respectively;

•	AVIV issued 9,200,000 shares in connection with an equity offering in April 2014 that resulted in proceeds to the Company, net of underwriting discounts, commissions, advisory fees and other offering costs of $211.3 million;

•	OP unit holders redeemed a total of 88,706 and 104,471 OP units in exchange for an equal number of shares of AVIV’s common stock, respectively; and

•	AVIV issued 7,633 and 172,658 shares of common stock in connection with an option exercise, respectively.

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For the period ended March 31, 2015, AVIV declared the following cash dividends totaling $0.36 per share on its common stock, of which the Partnership declared equivalent distributions on its OP units:

Declaration Date	Record Date	Amount Per Share	Dividend Payment Date (1)
March 5, 2015	March 31, 2015	$0.36	April 7, 2015

(1)	Due to the closing of the Omega Merger on April 1, 2015, the dividend payment was funded to the transfer agent on March 30, 2015 and distributed to shareholders on April 7, 2015.

13. Equity Compensation Plan

Restricted Stock Grants

On March 26, 2013 the Company adopted the Aviv REIT, Inc. 2013 Long-Term Incentive Plan (the LTIP). The purpose of the LTIP is to attract and retain qualified persons upon whom, in large measure, the Company’s sustained progress, growth and profitability depend, to motivate the participants to achieve long-term Company goals and to align the participants’ interests with those of other stockholders by providing them with a proprietary interest in the Company’s growth and performance. The Company’s executive officers, employees, consultants and non-employee directors are eligible to participate in the LTIP. Under the plan, 2,000,000 shares of the Company’s common stock are available for issuance. The shares can be issued as restricted stock awards (RSAs) or as restricted stock units (RSUs).

Some of these RSUs are subject to time vesting and some are subject to performance vesting. The time-based equity RSUs generally vest over a period of two to three years, subject to the employee’s continued employment with the Company. The performance-based RSUs vest on the basis of Total Shareholder Return (TSR) on the Company’s stock compared to the TSR of a defined group of peer companies. The performance based RSUs are based on the companies comprising the NAREIT Equity Index and the companies comprising the Bloomberg Healthcare REIT Index for the performance period. The RSUs carry dividend equivalent rights that are subject to the same vesting terms as the underlying RSUs.

During the three months ended March 31, 2014, the Company issued 144,905 RSUs. Some of these RSUs are subject to time vesting and some are subject to performance vesting. The time-based RSUs cliff vest over a period of three years, subject to the employee’s continued employment with the Company. The performance-based RSUs cliff vest on the basis of TSR on the Company’s stock compared to the TSR of a defined group of peer companies. Approximately half of the performance based RSUs are based on the companies comprising the NAREIT Equity Index for the performance period beginning on January 1, 2014 and ending December 31, 2016. Approximately half are based on the companies in the Bloomberg Healthcare REIT Index for the performance period beginning on January 1, 2014 and ending December 31, 2016. If the service and performance conditions are met, the RSUs will vest on December 31, 2016.

During the three months ended March 31, 2015, the Company did not issue any RSU’s.

For the three months ended March 31, 2015 and 2014, the Company recognized total non-cash stock-based compensation expense related to the LTIP of $1.2 million and $1.1 million, respectively.

Restricted stock grants vest over specified periods of time as long as the employee remains with the Company. The following table sets forth the number of unvested shares of restricted stock and the weighted average fair value of these shares at the date of grant:

	Three Months Ended
	March 31, 2015		March 31, 2014
	Shares of Restricted Stock	Weighted Average Fair Value of Date of Grant	Shares of Restricted Stock	Weighted Average Fair Value of Date of Grant
Unvested balance at January 1	307,563	$25.73	256,092	$29.93
Granted (2)	1,044	$35.95	152,984	$26.51
Vested (1)	(25,153)	$25.07	(24,305)	$25.04
Forfeited	—	$—	—	$—
Unvested balance at March 31	283,454	$25.84	384,771	$28.97

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(1)	Includes 7,944 shares which were used to settle minimum employee withholding tax obligations for one employee of approximately $0.2 million in 2014 and 7,974 shares which were used to settle minimum employee withholding tax obligations for one employee of approximately $0.3 million in 2015. A net of 17,179 and 16,361 shares of common stock were delivered in the three months ended March 31, 2015 and 2014, respectively.

As of March 31, 2015, total unearned compensation on restricted stock was $4.6 million, and the weighted average vesting period was 1.45 years.

(2)	Granted RSUs for the three months ended March 31, 2015 represent dividend equivalent rights issued on existing shares. No other RSUs were granted in the period.

Upon close of the Omega merger, all market based awards vest. The time based awards will vest upon termination for severed employees, and vest in normal course for retained employees.

Option Awards

The following table represents the time and performance-based option awards activity for the three months ended March 31, 2015 and 2014

	March 31, 2015	March 31, 2014
Outstanding at January 1	5,695,671	5,870,138
Granted	—	—
Exercised	(7,633)	(172,658)
Cancelled/Forfeited	—	—
Outstanding at March 31	5,688,038	5,697,480
Options exercisable at end of period	5,688,038	1,809
Weighted average fair value of options granted	$2.20	$2.20

The following table represents the time and performance based option awards outstanding cumulatively life-to-date for the three months ended March 31, 2015 and 2014 as well as other MIP data:

	2015	2014
Range of exercise prices	$16.56 - $18.87	$16.56 - $18.87
Outstanding	5,688,038	5,697,480
Remaining contractual life (years)	6.02	7.02
Weighted average exercise price	$17.44	$17.44

The Company has used the Black-Scholes option pricing model to estimate the grant date fair value of the options. There were no options awarded in the three months ended March 31, 2015 or 2014.

At March 31, 2015, there is no unrecognized compensation cost to be recognized related to the option awards.

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14. Earnings Per Common Share of the REIT

The following table shows the amounts used in computing the basic and diluted earnings per common share (in thousands except for share and per share amounts).

	For the Three Months Ended March 31,
	2015	2014
Numerator for earnings per share—basic:
Net income	$6,434	$11,457
Net income allocable to noncontrolling interests	(1,123)	(2,684)
Numerator for earnings per share—basic	$5,311	$8,773
Numerator for earnings per share—diluted:
Numerator for earnings per share—basic	$5,311	$8,773
Net income allocable to noncontrolling interests—OP Units	1,123	2,684
Numerator for earnings per share—diluted	$6,434	$11,457
Denominator for earnings per share—basic and diluted:
Denominator for earnings per share—basic	48,460,596	37,696,039
Effect of dilutive securities:
Noncontrolling interests—OP Units	10,242,835	11,532,630
Stock options	3,011,419	1,623,372
Restricted stock units	180,973	82,592
Denominator for earnings per share—diluted	61,895,823	50,934,633
Basic earnings per share
Net income allocable to common stockholders	$0.11	$0.23
Diluted earnings per share
Net income allocable to common stockholders	$0.10	$0.22

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15. Earnings Per Unit of the Partnership

The following table shows the amounts used in computing the basic and diluted earnings per unit (in thousands except for unit and per unit amounts).

	For the Three Months Ended March 31,
	2015	2014
Numerator for earnings per unit—basic:
Net income	$6,434	$11,457
Net income allocable to limited partners	—	—
Numerator for earnings per unit—basic:	$6,434	$11,457
Numerator for earnings per unit—diluted:
Numerator for earnings per unit—diluted	$6,434	$11,457
Denominator for earnings per unit—basic and diluted:
Denominator for basic earnings per unit—basic	58,703,431	49,228,669
Effective dilutive securities:
Stock options	3,011,419	1,623,372
Restricted stock units	180,973	82,592
Denominator for earnings per unit—diluted	61,895,823	50,934,633
Basic earnings per unit:
Net income allocable to units	$0.11	$0.23
Diluted earnings per unit:
Net income allocable to units	$0.10	$0.22

16. Condensed Consolidating Information

AVIV and certain of the Partnership’s direct and indirect wholly owned subsidiaries (the Subsidiary Guarantors) fully and unconditionally guaranteed, on a joint and several basis, the obligation to pay principal and interest with respect to our 2019 Notes and 2021 Notes issued in February 2011, April 2011, March 2012 and October 2013. The 2019 Notes and 2021 Notes were issued by Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation. Separate financial statements of the guarantors are not provided, as the consolidating financial information contained herein provides a more meaningful disclosure to allow investors to determine the nature of the assets held by and the operations of the respective guarantor and non-guarantor subsidiaries. Other wholly owned subsidiaries (Non-Guarantor Subsidiaries) that were not included among the Subsidiary Guarantors were not obligated with respect to the 2019 Notes and 2021 Notes. The properties held by the Non-Guarantor Subsidiaries are subject to mortgages. The following summarizes the Partnership’s condensed consolidating information as of March 31, 2015 and December 31, 2014, and for the three months ended March 31, 2015, and 2014:

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CONDENSED CONSOLIDATING BALANCE SHEET

As of March 31, 2015

(in thousands)

(unaudited)

	Issuers	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Net real estate	$45	$1,551,702	$387,003	$-	$1,938,750
Cash and cash equivalents	82,043	1,326	1,304	-	84,673
Deferred finance costs, net	15,695	-	2,232	-	17,927
Other	26,201	77,260	7,608	-	111,069
Investment in and due from related parties, net	1,806,379	-	-	(1,806,379)	-
Total assets	$1,930,363	$1,630,288	$398,147	$(1,806,379)	$2,152,419
Liabilities and partners’ capital
Secured loan	$-	$-	$180,000	$-	$180,000
Unsecured loan	652,173	-	-	-	652,173
Line of credit	525,000	-	-	-	525,000
Accrued interest payable	11,174	-	580	-	11,754
Accounts payable and accrued expenses	2,559	7,493	111	-	10,163
Tenant security and escrow deposits	119	24,475	651	-	25,245
Other liabilities	3,111	8,026	720	-	11,857
Total liabilities	1,194,136	39,994	182,062	-	1,416,192
Total partners’ capital	736,227	1,590,294	216,085	(1,806,379)	736,227
Total liabilities and partners’ capital	$1,930,363	$1,630,288	$398,147	$(1,806,379)	$2,152,419

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CONDENSED CONSOLIDATING BALANCE SHEET

As of December 31, 2014

(in thousands)

(unaudited)

	Issuers	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Net real estate	$47	$1,559,950	$322,450	$-	$1,882,447
Cash and cash equivalents	6,678	2,132	1,226	-	10,036
Deferred finance costs, net	16,664	-	2,360	-	19,024
Other	23,823	77,394	7,706	-	108,923
Investment in and due from related parties, net	1,728,309	-	-	(1,728,309)	-
Total assets	$1,775,521	$1,639,476	$333,742	$(1,728,309)	$2,020,430
Liabilities and partners’ capital
Secured loans	$-	$-	$193,418	$-	$193,418
Unsecured loan	652,292	-	-	-	652,292
Line of credit	355,000	-	-	-	355,000
Accrued interest payable	15,080	-	46	-	15,126
Accounts payable and accrued expenses	1,790	16,505	287	-	18,582
Tenant security and escrow deposits	55	25,839	365	-	26,259
Other liabilities	1,356	8,449	-	-	9,805
Total liabilities	1,025,573	50,793	194,116	-	1,270,482
Total partners’ capital	749,948	1,588,683	139,626	(1,728,309)	749,948
Total liabilities and partners’ capital	$1,775,521	$1,639,476	$333,742	$(1,728,309)	$2,020,430

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CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2015

(in thousands)

(unaudited)

	Issuers	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Rental income	$-	$47,477	$8,445	$-	$55,922
Interest on loans and financing lease	276	829	51	-	1,156
Interest and other income	-	129	66	-	195
Total revenues	276	48,435	8,562	-	57,273
Expenses
Interest expense incurred	13,489	-	1,806	-	15,295
Amortization of deferred financing costs	995	-	119	-	1,114
Depreciation and amortization	2	12,637	2,396	-	15,035
General and administrative	2,850	2,687	153	-	5,690
Transaction costs	4,997	519	2,121	-	7,637
Reserve for uncollectible loan receivables and other receivables	210	1,683	3,608	-	5,501
Loss on extinguishment of debt	-	-	567	-	567
Total expenses	22,543	17,526	10,770	-	50,839
Net (loss) income	(22,267)	30,909	(2,208)	-	6,434
Equity in income (loss) of subsidiaries	28,701	-	-	(28,701)	-
Net income (loss) allocable to units	$6,434	$30,909	$(2,208)	$(28,701)	$6,434

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CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2014

(in thousands)

(unaudited)

	Issuers	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Rental income	$-	$40,071	$352	$-	$40,423
Interest on loans and financing lease	229	857	-	-	1,086
Interest and other income	74	293	-	-	367
Total revenues	303	41,221	352	-	41,876
Expenses
Interest expense incurred	11,174	808	140	-	12,122
Amortization of deferred financing costs	539	442	-	-	981
Depreciation and amortization	2	9,408	99	-	9,509
General and administrative	2,383	2,977	34	-	5,394
Transaction costs	27	1,516	1	-	1,544
Loss on impairment	-	862	-	-	862
Reserve for uncollectible loan receivables and other receivables	-	3	-	-	3
Gain on sale of assets, net	-	4	-	-	4
Total expenses	14,125	16,020	274	-	30,419
Net (loss) income	(13,822)	25,201	78	-	11,457
Equity in income (loss) of subsidiaries	25,279	-	-	(25,279)	-
Net (loss) income allocable to units	$11,457	$25,201	$78	$(25,279)	$11,457

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CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Three Months Ended March 31, 2015

(in thousands)

(unaudited)

	Issuers	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(72,608)	$6,402	$82,901	$-	$16,695
Investing activities				-
Purchase of real estate	-	-	(64,350)	-	(64,350)
Proceeds from sales of real estate	-	517	-	-	517
Capital improvements	-	(4,306)	-	-	(4,306)
Development projects	-	(3,319)	(2,461)	-	(5,780)
Loan receivables received from others	455	1,444	13,060	-	14,959
Loan receivables funded to others	(1,400)	(1,216)	(17,988)	-	(20,604)
Net cash provided by (used in) investing activities	(945)	(6,880)	(71,739)	-	(79,564)
Financing activities
Borrowings of debt	180,000	-	-	-	180,000
Repayment of debt	(10,000)	-	(11,081)	-	(21,081)
Payment of financing costs	(27)	-	(3)	-	(30)
Capital contributions	96	-	-	-	96
Units issued for settlement of management vested stock and options exercised, net	-	(328)	-	-	(328)
Cash distributions to partners	(21,151)	-	-	-	(21,151)
Net cash provided by (used in) financing activities	148,918	(328)	(11,084)	-	137,506
Net (decrease) increase in cash and cash equivalents	75,365	(806)	78	-	74,637
Cash and cash equivalents:
Beginning of period	6,678	2,132	1,226	-	10,036
End of period	$82,043	$1,326	$1,304	$-	$84,673

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CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Three Months Ended March 31, 2014

(in thousands)

(unaudited)

	Issuers	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(18,582)	$34,678	$148	$-	$16,244
Investing activities
Purchase of real estate	-	(104,420)	-	-	(104,420)
Proceeds from sales of real estate	-	496	-	-	496
Capital improvements	-	(1,844)	-	-	(1,844)
Development projects	-	(5,696)	-	-	(5,696)
Loan receivables received from others	636	1,756	-	-	2,392
Loan receivables funded to others	-	(1,561)	-	-	(1,561)
Net cash provided by (used in) investing activities	636	(111,269)	-	-	(110,633)
Financing activities
Borrowings of debt	-	78,000	-	-	78,000
Repayment of debt	-	-	(39)	-	(39)
Payment of financing costs	(169)	-	-	-	(169)
Capital contributions	15	-	-	-	15
Cost of raising capital	(164)	-	-	-	(164)
Units issued for settlement of management vested units and options exercised, net	3,020	-	-	-	3,020
Cash distributions to partners	(17,733)	-	-	-	(17,733)
Net cash provided by (used in) financing activities	(15,031)	78,000	(39)	-	62,930
Net increase (decrease) in cash and cash equivalents	(32,977)	1,409	109	-	(31,459)
Cash and cash equivalents:
Beginning of period	50,709	(728)	783	-	50,764
End of period	$17,732	$681	$892	$-	$19,305

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